REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Directors and Partners of Hatteras Master Fund, L.P.


In  planning and performing our audit of the
financial  statements  of  Hatteras   Master
Fund,  L.P. the Fund for the year  ended
March  31, 2007, we considered its  internal
control  over financial reporting, including
control    activities    for    safeguarding
securities,  as  a basis for  designing  our
auditing  procedures  for  the  purpose   of
expressing  our  opinion  on  the  financial
statements   and   to   comply   with    the
requirements of Form NSAR, but not for  the
purpose  of  expressing an  opinion  on  the
effectiveness of the Funds internal control
over financial reporting.   Accordingly,  we
express no such opinion.

The  management  of the Fund is  responsible
for  establishing and maintaining  effective
internal  control over financial  reporting.
In fulfilling this responsibility, estimates
and judgments by management are required  to
assess  the  expected benefits  and  related
costs  of  controls.   A companys  internal
control  over  financial  reporting   is   a
process   designed  to  provide   reasonable
assurance   regarding  the  reliability   of
financial  reporting and the preparation  of
financial  statements for external  purposes
in   accordance   with  generally   accepted
accounting   principles.    Such    internal
control  includes  policies  and  procedures
that  provide reasonable assurance regarding
prevention    or   timely    detection    of
unauthorized    acquisition,     use,     or
disposition of a companys assets that could have a material effect on the financial statements.

Because   of   its   inherent   limitations,
internal  control  over financial  reporting
may  not  prevent  or detect  misstatements.
Also,  projections  of  any  evaluation   of
effectiveness to future periods are  subject
to   the   risk  that  controls  may  become
inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A  control deficiency exists when the design
or  operation  of a control does  not  allow
management  or  employees,  in  the   normal
course    of   performing   their   assigned
functions,    to    prevent    or     detect
misstatements   on  a   timely   basis.    A
significant   deficiency   is   a    control
deficiency,   or  combination   of   control
deficiencies,  that  adversely  affects  the
companys  ability  to initiate,  authorize,
record,    process,   or   report   external
financial  data reliably in accordance  with
generally   accepted  accounting  principles
such  that  there  is  more  than  a  remote
likelihood  that  a  misstatement   of   the
companys   annual   or  interim   financial
statements that is more than inconsequential
will  not  be  prevented  or  detected.    A
material    weakness   is   a    significant
deficiency,  or  combination of  significant
deficiencies, that results in  more  than  a
remote    likelihood   that    a    material
misstatement  of  the  annual   or   interim
financial statements will not be prevented or detected.

Our  consideration  of the  Funds  internal
control over financial reporting was for the
limited  purpose  described  in  the   first
paragraph and would not necessarily disclose
all  deficiencies in internal  control  that
might   be   significant   deficiencies   or
material    weaknesses    under    standards
established by the Public Company Accounting
Oversight  Board United States.   However,
we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of March 31, 2007.



This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 24, 2007